Exhibit 4.1





                         INVESTOR RIGHTS AGREEMENT

                                  between

                       THE NASDAQ STOCK MARKET, INC.

                                    and

              NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

                       Dated as of February 20, 2002




         INVESTOR RIGHTS AGREEMENT, dated as of February 20, 2002 (this "Agreement"), between The Nasdaq Stock Market, Inc., a Delaware corporation (the "Company"), and the National Association of Securities Dealers, Inc., a Delaware non-profit corporation (the "NASD").

         WHEREAS, in connection with the restructuring and recapitalization of the Company (the "Restructuring"), the Company has sold shares of its common stock, par value $.01 per share (the "Common Stock"), and the NASD has sold warrants (the "Warrants") to purchase shares of Common Stock held by it in two phases of a private placement transaction (the "Private Placement") exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act");

         WHEREAS, in furtherance of enabling the Company and the NASD to meet a principal goal of the Restructuring--the reduction of the NASD's ownership of the Company--as well as to assist the NASD in fulfilling its commitment to sell all shares of Common Stock that it owned following the Private Placement (other than shares underlying outstanding Warrants) by June 30, 2002, the Company has entered into a Purchase and Sale Agreement, dated as of the date hereof (the "Purchase Agreement"), with the NASD, whereby the Company has agreed to purchase, and the NASD has agreed to sell, 33,768,895 shares of Common Stock (the "Shares"), such Shares representing all the shares of Common Stock owned by it (other than shares underlying outstanding Warrants), in exchange for, among other consideration, 1,338,402 shares of the Company's Series A preferred stock (the "Preferred Shares");

         WHEREAS, upon the terms and subject to the conditions set forth herein, the Company has agreed to provide the NASD registration rights with respect to shares of Common Stock underlying any unexercised and unexpired Warrants (such shares, the "Warrant Shares"), the Preferred Shares and shares of Common Stock underlying unexercised and expired Warrants (such shares, the "Expired Warrant Shares"); and

         WHEREAS, in connection with the Restructuring, the NASD agreed, subject to obtaining regulatory approvals, to offer members of the NASD the opportunity to subscribe for an aggregate of up to 10,295,403 shares of Common Stock (representing approximately 8% of the outstanding shares of Common Stock upon completion of the Private Placement) in the initial public offering of Common Stock, and in connection with the Purchase Agreement, the Company has agreed to undertake, on the NASD's behalf, the foregoing subscription obligation upon the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Demand Registration.

         1.1 Request for Registration. Subject to the terms and conditions of this Agreement, at any time beginning 180 days after the consummation of the first underwritten public offering of Common Stock by the Company for cash (the "IPO") pursuant to a registration statement under the Securities Act, the NASD may make a written request (a "Demand") to the Company for registration under the Securities Act of (i) a number of Registrable Expired Warrant Shares and/or any Registrable Common Shares (each, as defined in Section 8.10) having a value (based on the average closing sale price per share of Common Stock for 10 trading days preceding the Demand) of not less than $50,000,000 (or, if less, all of the Registrable Expired Warrant Shares and Registrable Common Shares, then held by the NASD), unless otherwise agreed by the Company and the NASD, or (ii) effective concurrently with the consummation of the issuance of the Preferred Shares to the NASD pursuant to the Purchase Agreement, all the Registrable Preferred Shares (as defined in Section 8.10) then held by the NASD. Each Demand shall specify the number of Registrable Shares (as defined in Section 8.10) proposed to be sold and the intended method of disposition thereof. Promptly upon receiving the Demand and subject to and in accordance with the procedures set forth in Section 3, the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Shares requested to be registered so as to permit the disposition thereof (in accordance with the methods described in the Demand), provided that subject to the provisions of Section 1.3, the Company may include in such registration shares of Common Stock for its own account as well as any shares of Common Stock requested to be included in such registration by any holder of Common Stock other than the NASD (each, an "Other Stockholder") that is entitled to participate in such registration through the exercise of registration rights. The registration of the Registrable Shares so effected by the Company pursuant to this
Section 1.1 is referred to herein as a "Demand Registration." Subject to the terms herein, with respect to the Registrable Expired Warrant Shares and Registrable Common Shares, together, the NASD shall be entitled to request: (i) two Demands on Form S-1 or any equivalent registration form; provided, however, that if on or before July 1, 2002, the Company is eligible to register securities on Form S-3, or any equivalent registration form, the NASD shall only be entitled to request one Demand on Form S-1 or any equivalent registration form, and (ii) unlimited demands on Form S-3 or any equivalent registration form (but no more than two in any 12 month period). Subject to the terms herein, the NASD shall also be entitled to request one Demand with respect to the Registrable Preferred Shares. Notwithstanding the foregoing, the Company shall not be required to effect a Demand Registration pursuant to a Demand until 90 days shall have elapsed following the effective date of a registration statement previously filed by the Company pursuant to the Securities Act, excluding registration state ments filed on Forms S-4 and S-8 (or any substitute forms that may be adopted by the U.S. Securities and Exchange Commission (the "Commission")). In addition, if (i) the board of directors of the Company has determined in good faith (A) that the Company then is unable to comply with its disclosure obligations (because it would otherwise need to disclose material information which the Company has a bona fide business purpose for preserving as confidential) or the Commission's requirements in connection with a registration statement or (B) that the registration and distribution of Registrable Shares (or the use of the registration statement or related prospectus) would materially interfere with any proposed acquisition, disposition, financing or other transaction involving the Company or any of its subsidiaries and (ii) the Company shall have provided the NASD with prompt notice of the determination contemplated by clause (i) above, then, notwithstanding anything in this Agreement to the contrary, the Company shall not be required to file a registration statement pursuant to this
Section 1.1 or a Shelf Registration Statement (as defined below) pursuant to Section 1.5 and shall not be required to maintain the effectiveness thereof or amend or supplement any such registration statement which had previously been filed for a period (a "Permitted Delay Period") expiring upon the earlier to occur of (x) the date on which such material information is disclosed to the public or ceases to be material or the Company is able to comply with its disclosure obligations and Commission requirements, in the case of clause (A), (y) the date on which such transaction is completed or abandoned, in the case of clause (B), or (z) 120 days after the Company makes such good faith determination; provided, however, that the aggregate number of days included in all Permitted Delay Periods during any consecutive 12 months shall not exceed 120 days and; provided, further, that during any such Permitted Delay Period, the Company will continue to cooperate with the NASD and take all actions reasonably necessary or desirable in order to be able to promptly file or request effectiveness of the registration statement, as the case may be, upon termination of any such Permitted Delay Period.

         1.2 Effective Registration. A Demand Registration pursuant to
Section 1.1 shall not be deemed to be effective (i) if a registration statement with respect thereto shall not have become effective (other than due to any action or inaction by the NASD, unless such action or inaction is due to market conditions or a material adverse development involving the Company), (ii) if, after it has become effective, such registration is interfered with for any reason (other than due to any action or inaction by the NASD, unless such action or inaction is due to market conditions or a material adverse development involving the Company), including, without limitation, by reason of any stop order, injunction or other order or requirement of the Commission or any other governmental agency or any court, and the result of such interference is to prevent the NASD from disposing of the Registrable Shares to be sold thereunder in accordance with the intended methods of disposition during a period commencing on the effectiveness of such registration statement and ending on the earlier of
(A) the 120th day following the date on which such registration statement became effective, subject to the last sentence of Section 3.1, and (B) the date on which all of the Registrable Shares registered pursuant to such registration statement are sold, or (iii) if the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with any underwritten registration shall not be satisfied or waived with the consent of the Company, the NASD or the lead underwriter, as applicable (other than due to any action or inaction by the NASD, unless such action or inaction is due to market conditions or a material adverse development involving the Company).

         1.3 Underwritten Offerings.

             (a) Any Demand Registration in which (a) the Registrable Shares being registered have a value (based on the average closing sale price per share of Common Stock for 10 trading days preceding the Demand therefor) of $50,000,000 or more and (b) the plan of distribution involves the sale of the Registrable Shares other than in open market or block sale transactions, shall be in the form of an underwritten offering. In such case, the NASD shall select the lead underwriter and any additional investment bankers and managers in connection with the offering from a list of nationally-recognized investment banks reasonably agreed to between the Company and the NASD. The Company will enter into an underwriting agreement with such underwriter(s) for such offering that contains customary terms (such agreement to be reasonably satisfactory to both the Company and the NASD).

             (b) If the managing underwriter of an underwritten offering pursuant to a Demand made by the NASD under Section 1.1 delivers a written statement to the NASD that the total amount of securities requested to be included in such offering is sufficiently large so as to materially and adversely affect the distribution thereof, then the number of securities to be registered by each holder shall be reduced to the extent recommended by the managing underwriter of such offering by giving priority to participants as follows: (i) first, all the Registrable Shares which the NASD proposes to sell in such offering pursuant to the applicable Demand and (ii) second, pro rata among any securities being registered by the Company for its own account and any securities requested to be registered by Other Stockholders.

         1.4 Price Determination. The NASD shall have the sole right to determine the offering price per share and underwriting discounts, if applicable, in connection with any resales of Registrable Shares in connection with a Demand Registration pursuant to this Section 1, after consultation with the Company and due regard for the Company's views relating thereto; provided, however, that the Company may, and/or any Other Stockholder may request the Company to, exclude its shares of Common Stock, if any, from such registration if the Company or such holder, as the case may be, disagrees with the final offering price per share and underwriting discounts established by the NASD.

         1.5 Shelf Registration. Upon receipt by the Company of a Demand therefor in accordance with Section 1.1, the Company shall prepare and file with the Commission a registration statement covering open market and block resales of Registrable Expired Warrant Shares to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission). In addition, upon receipt by the Company of a request therefor not earlier than March 1, 2002, the Company shall prepare and file with the Commission a registration statement covering an offering of the Registrable Warrant Shares (as defined in Section 8.10) to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission). The registration of the Registrable Warrant Shares pursuant to this Section 1.5 is referred to herein as a "Warrant Shelf Registration" and the registration of Registrable Expired Warrant Shares pursuant to this
Section 1.5 is referred to herein as an "Expired Warrant Shelf Registration" and, together with a Warrant Shelf Registration, a "Shelf Registration." The NASD shall be entitled to request only one Warrant Shelf Registration and only one Expired Warrant Shelf Registration pursuant to this Section 1.5 and the Company shall only be required to effectuate each such Shelf Registration on Form S-3 or any equivalent registration form. The Company shall keep the registration statement relating to the Shelf Registration effective pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) until such date as is the earlier of (i) the date on which all of the Registrable Shares covered thereby have been sold,
(ii) the date on which all the Registrable Shares (in the opinion of counsel to the Company) covered thereby may be immediately sold without restriction (including, without limitation, as to volume) without registration under the Securities Act and (iii) in the case of the Warrant Shelf Registration, June 29, 2006.

         2. Piggy-back Registration.

         2.1 Request for Registration. If at any time that there are Registrable Expired Warrant Shares or Registrable Common Shares the Company proposes to register under the Securities Act an offering of Common Stock or any other class of its equity securities (including a registration for the IPO), for its own account or for the account of any holders (other than the NASD) of its equity securities then, as soon as practicable (but in no event less than 10 days before the anticipated filing date), the Company shall give to the NASD a written notice describing the proposed registration (including the intended method of distribution). Within 10 days after receipt of such notice, the NASD shall notify the Company of the number of Registrable Expired Warrant Shares and Registrable Common Shares, if any, that the NASD wishes to have included in such registration statement. The Company will use its reasonable best efforts to effect the registration under the Securities Act of the number of Registrable Expired Warrant Shares and Registrable Common Shares that the NASD shall have requested, to the extent required to permit the disposition of such Registrable Expired Warrant Shares and Registrable Common Shares upon the same terms (including the method of distribution), as any other Company equity securities to be included in such offering. The registration of the Registrable Expired Warrant Shares and Registrable Common Shares so effected by the Company pursuant to this Section 2.1 is referred to herein as a "Piggy-back Registration."

         2.2 Underwritten Offerings. If the securities proposed to be registered by the Company pursuant to Section 2.1 are to be disposed of in an underwritten public offering, the notice of the Company's intention to effect such registration shall designate the proposed managing underwriters of such offering. Notwithstanding anything in this Agreement to the contrary, if the managing underwriter of an underwritten offering pursuant to Section 2.1 delivers a written statement to the Company that the total amount of securities requested to be included in such offering is sufficiently large so as to materially and adversely affect the distribution thereof, then the number of securities to be registered by each holder shall be reduced to the extent recommended by the managing underwriter of such offering by giving priority to participants as follows:
(i) in cases where the registration is initiated by any holder of the Company's equity securities exercising a contractual right to demand such registration (a) first, all the securities requested to be registered by such demanding holder, and (b) second, with respect to a registration for which a registration statement is filed prior to the earlier of (i) the date which is six months after the date on which the IPO is consummated and
(ii) December 31, 2002, any Registrable Common Shares being registered by the NASD pursuant to its request under Section 2.1 for Piggyback Registration, and (c) third, pro rata among any securities being registered by the Company for its own account and any securities requested to be registered by Other Stockholders, and (ii) in cases where the Company is registering securities for its own account (a) first, the securities being registered by the Company for its own account, and (b) second, with respect to a registration for which a registration statement is filed prior to the earlier of (i) the date which is six months after the date on which the IPO is consummated and (ii) December 31, 2002, any Registrable Common Shares being registered by the NASD pursuant to its request under Section 2.1 for Piggyback Registration, and (c) third, pro rata among any securities requested to be registered by Other Stockholders. The Company shall advise the NASD and any Other Stockholders distributing their securities through such underwriting of any such limitation, and the number of Registrable Expired Warrant Shares, Registrable Common Shares and other securities that may be included in the registration and underwriting, other than by the Company.

         2.3 Exceptions. Notwithstanding the provisions of Section 2.1, the Company (i) shall not be required to give notice of or effect a Piggy-back Registration if the Company's proposed registration is (a) a registration of an employee stock ownership, stock option, stock purchase or other employee incentive plan or arrangement adopted in the ordinary course of business on Form S-8 (or any substitute form adopted by the Commission) or
(b) a registration of securities on Form S-4 (or any substitute form adopted by the Commission) proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another person; and (ii) may withdraw, without the consent of the NASD, a registration statement that the Company had filed as contemplated by
Section 2.1 and abandon the proposed offering in which the NASD had requested to participate.

         2.4 Price Determination. The Company shall have the sole right to determine the offering price per share and underwriting discounts in connection with any resale by the NASD of Registrable Expired Warrant Shares and Registrable Common Shares pursuant to an underwritten offering in connection with a Piggy-back Registration, after consultation with the NASD and due regard for the NASD's view relating thereto; provided, however, that the NASD may request the Company to exclude its Registrable Expired Warrant Shares and Registrable Common Shares from such registration if the NASD disagrees with the final offering price per share and underwriting discount determined by the Company.

         3. General Provisions.

         3.1 Registration Procedures. If and whenever the Company is required to effect a Demand Registration, a Shelf Registration or a Piggy-back Registration, the Company shall:

             (a) subject to the terms of Sections 1.1 and 1.5, (a) as expeditiously as possible prepare and file with the Commission a registration statement on a form for which the Company then qualifies or which counsel for the Company shall deem appropriate with respect to such Registrable Shares (and which form shall be available for the sale of the Registrable Shares in accordance with the intended methods of distribution thereof); (b) use its reasonable best efforts to cause such registration statement to become and remain effective, in the case of registration that is not a Shelf Registration, for the period set forth in Section 1.2, or, in the case of a Shelf Registration, for the period set forth in Section 1.5; and (c) furnish to the NASD prior to the filing of such registration statement copies of drafts and final conformed versions of such registration statement as is proposed to be filed and provide the NASD with reasonable time to review such documents and the Company will consider in good faith incorporating any comments or other information in such documents as the NASD reasonably requests;

             (b) subject to the terms of Sections 1.1 and 1.2, (a) promptly prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the rules, regulations or instructions of the registration form utilized by the Company, the Securities Act and the rules and regulations thereunder with respect to the disposition of all Registrable Shares and other securities covered by such registration statement; (b) promptly furnish to the NASD, in the case of a Demand Registration or a Shelf Registration, prior to the filing thereof, a copy of any amendment, post-effective amendment or supplement to such registra- tion statement or prospectus; and (c) provide to the NASD reasonable time to review such documents and consider in good faith incorporating any comments or other information in such documents as the NASD reasonably requests;

                           (iii) promptly after the filing of any document that is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement), provide copies of such documents to the NASD;

                           (iv) promptly notify the NASD (a) when or if the prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the registration statement or any post-effective amendment, when the same has become effective; (b) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information; (c) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of Registrable Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose; (e) except as contemplated in clause (f) below, of the existence of any fact that makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue or that requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference to make the statements therein not misleading; and (f) of the occurrence or existence of any Permitted Delay Period; provided, that the Company shall (i) notify the NASD in writing of the existence of (but the Company shall not be required to disclose to the NASD any of the facts or circumstances regarding) a Permitted Delay Period and (ii) advise the NASD in writing to cease all sales under the registration statement until the end of the Permitted Delay Period. The NASD shall cease all sales under the registration statement following receipt of notification provided under any of the sub-clauses of this clause (iv) until the end of the Permitted Delay Period (in the case of clause (f)) or until such other matter has been addressed; provided that during any such postponement the Company shall continue to cooperate with the NASD and take all action reasonably necessary or desirable in order to be able to promptly file or request effectiveness of the registration statement, as the case may be, upon the termination of any postponement period.

                           (v) subject to the terms of Section 1.1, if any fact contemplated by clause (iv)(e) above shall exist, promptly
         (a) prepare and file a supplement or post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or (b) file any required document so that, as thereafter delivered to the purchasers of Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and provide copies of such documents to the NASD;

                           (vi) if requested by the underwriter or
         underwriters or the NASD in connection with an underwritten offering of Registrable Shares, immediately incorporate in a prospectus supplement or post-effective amendment such information as the underwriters and the NASD agree should be included therein relating to the plan of distribution with respect to such Registrable Shares, including, without limitation, information with respect to the principal amount of Registrable Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of such underwritten offering of Registrable Shares, and make all required filings of the prospectus supplement or post-effective amendment promptly upon being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                           (vii) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time;

                           (viii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its securities holders, as soon as reasonably practicable, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and covers the period beginning with the first month of the first fiscal quarter after the effective date of the registration statement and ending between 12 months and 18 months thereafter;

                           (ix) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Shares, including without limitation furnishing the underwriters and the NASD with reasonable access to, and causing the cooperation of, all personnel reasonably requested by the underwriters and the NASD and subject to appropriate confidentiality agreements, to participate in and assist in arranging such meetings with third parties as the underwriters and the NASD may reasonably request, including without limitation any "roadshow" or other similar marketing activity undertaken in connection with the distribution of the Registrable Shares;

                           (x) to the extent the offering is an
         underwritten offering, furnish to the NASD and to each underwriter, if any, a signed counterpart, addressed to the NASD or such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters as are customarily covered by opinions and comfort letters, as the NASD or the lead underwriter therefor reasonably requests; and

                           (xi) provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such registration statement from and after a date not later than the effective date of such registration statement.


In determining the 120 day period for purposes of Section 1.2, any day for which a stop order is in effect or has been initiated as contemplated by clause (iv)(c) above, any day on which any fact contemplated by clause
(iv)(e) above exists or any day during a Permitted Delay Period shall not be counted (in each case, other than if due to any action or inaction by the NASD), and the period shall correspondingly be extended by the number of such uncounted days.

         3.2 Blue Sky Qualification. The Company will use its reasonable best efforts to (i) register or qualify the Registrable Shares under such other securities or blue sky laws of such jurisdictions in the United States as the NASD reasonably requests to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable the NASD to consummate the disposition in such jurisdictions of the securities owned by the NASD and (ii) cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company, to enable the NASD to consummate the disposition of such Registrable Shares; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.2, (ii) subject itself to taxation in any such jurisdiction other than taxation arising with respect to the registration of securities or (iii) consent to general service of process in any such jurisdiction.

         3.3 Copies Provided. The Company shall furnish to the NASD the number of copies of the applicable registration statement and of each amendment and supplement thereto (in each case, including all exhibits), the number of copies of the prospectus contained in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus and any other documents that the NASD may reasonably request to facilitate the disposition of the Registrable Shares and, in each case, in the numbers that the NASD may reasonably request.

         3.4 Requested Information. The registration rights granted to the NASD by this Agreement are subject to the condition that the NASD shall provide the Company with information about the Registrable Shares to be sold including the plans for the proposed disposition thereof, and other information that is necessary, in the reasonable opinion of counsel for the Company, to enable the Company to include in a registration statement all material facts required to be disclosed with respect to the offering.

         3.5 Participation in Underwritten Registration. Subject to the provisions of Section 1 or Section 2, as applicable, the NASD may not participate in any underwritten registration under Section 1 or Section 2 unless the NASD (i) agrees to sell Registrable Shares on the basis provided in any underwriting arrangements entered into by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that such underwriting arrangements or any other document requiring the NASD's execution does not contain any provision that is inconsistent with the rights and obligations of, and the benefits provided to, the NASD set forth in this Agreement.

         3.6 Listing. The Company will use its reasonable best efforts (i) to cause all Registrable Shares covered by such registration statement to be listed on any national securities exchange (if such Registrable Shares are not already listed), and on each other securities exchange, on which similar securities issued by the Company are then listed, if the listing of such Registrable Shares is then permitted under the rules of such exchange; or (ii) to secure the designation of all such Registrable Shares covered by such registration statement as a "national market system security" on The Nasdaq Stock Market within the meaning of Rule 11Aa2-1 of the Commission (if such Registrable Shares are not already so designated) or, failing that, to secure authorization from The Nasdaq Stock Market for such Registrable Shares, in each case if the Registrable Shares so qualify, and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Shares with the NASD or the Company, as applicable, if requested by the NASD.

         3.7 Holdback.

               (a) If so requested by the underwriters in connection with an underwritten offering of shares of Common Stock covered by a registration statement, the NASD shall agree with the underwriters, subject to any agreed upon exceptions, not to effect any offer, sale, pledge, transfer or other disposition or distribution (or agreement with respect to any of the foregoing) of Registrable Shares other than pursuant to such underwritten offering, including a sale pursuant to Rule 144, without the prior written consent of such underwriters, during the seven day period prior to, and during the 90-day period (or 180 days following the consummation of the IPO) (or such shorter period as is applicable to other similarly situated stockholders) beginning on, the date such registration statement or amendment to such registration statement is declared effective under the Securities Act by the Commission.

               (b) If so requested by the underwriters in connection with an underwritten Demand Registration, the Company shall agree with the underwriters, subject to agreed upon exceptions, not to effect any offer, sale, pledge, transfer or other disposition or distribution (or agreement with respect to any of the foregoing) of shares of Common Stock without the prior written consent of such underwriters (other than in connection with any acquisition or business combination transaction and other than in connection with stock options and employee benefit plans and compensation) during the seven day period prior to, and during the 90-day period (or 180 days following the consummation of the IPO) (or such shorter period as is applicable to other similarly situated persons) beginning on, the date the registration statement or amendment to a registration statement relating to such underwritten offering is declared effective under the Securities Act by the Commission.

         4. Registration Expenses. Registration Expenses (other than underwriting discounts and commissions on the NASD's Registrable Shares) incurred in connection with any registration made or requested to be made pursuant to this Agreement will be borne by the Company, whether or not any such registration statement becomes effective.

         5. Indemnification and Contribution.

         5.1 Indemnification by the Company. In connection with each Demand Registration, Shelf Registration or Piggy-back Registration effected by the Company hereby, to the extent permitted by applicable law, the Company will indemnify and hold harmless the NASD, its assigns and successors, and each of their respective officers, directors and agents and each person who controls, within the meaning of Section 15 of the Securities Act, the NASD or its assigns and successors (collectively, the "NASD Indemnified Parties") against any and all losses, claims, damages, liabilities or expenses to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any commenced or threatened litigation (collectively, the "Damages"), insofar as any such Damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (as amended or supplemented) or any preliminary prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. The Company shall not be bound by the indemnification provision of the preceding sentence with respect to a NASD Indemnified Party if such Damages arise out of or are based upon any untrue statement or alleged untrue statement, or any omission or alleged omission, that was made in reliance upon and in conformity with information furnished in writing to the Company by such NASD Indemnified Party for use in connection with the preparation of the registration statement, any preliminary prospectus, any prospectus contained in the registration statement, or any such amendment thereof or supplement thereto. In addition, the indemnification provided in this Section 5.1 shall not inure to the benefit of any NASD Indemnified Party, if the NASD Indemnified Party (or the underwriter or underwriters of the offering) failed to send or give a copy of the final prospectus or any such amendment thereof or supplement thereto, whichever is most recent, to the person asserting any such Damages at or prior to the written confirmation of the sale of the securities by such underwriter or underwriters to such person if there would have been no liability if the final prospectus or any such amendment thereof or supplement thereto had been delivered. If requested by the NASD in connection with each Demand Registration, Shelf Registration or Piggy-back Registration effected by the Company hereby, the Company also agrees, to the extent permitted by applicable law, to indemnify any underwriters of Registrable Shares, their officers and directors and each person who controls, within the meaning of Section 15 of the Securities Act, such underwriters on substantially the same basis as that of the indemnification of the NASD provided in this Section 5.1.

         5.2 Indemnification by the NASD.

               (a) In connection with each Demand Registration, Shelf Registration or Piggy-back Registration effected by the Company hereby and in connection with the Company's obligations pursuant to Section 6, to the extent permitted by applicable law, the NASD agrees to indemnify and hold harmless the Company, its assigns and successors, and each of their respective officers, directors and agents and each person who controls, within the meaning of Section 15 of the Securities Act, the Company or its assigns and successors (collectively, the "Company Indemnified Parties") against all Damages insofar as such Damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (as amended or supplemented) or any preliminary prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, only if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the NASD for use in connection with the preparation of the registration statement or any post-effective amendment thereof or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto; provided, however, that such indemnification in connection with each Demand Registration, Shelf Registration or Piggy-back Registration shall in no event exceed the gross proceeds from such Demand Registration, Shelf Registration or Piggy-back Registration, as the case may be, received by the NASD. Notwithstanding the foregoing, with respect to a Piggy-back Registration, the indemnification provided in this Section 5.2 shall not inure to the benefit of the Company Indemnified Parties, if the person asserting any such Damages did not receive from the Company (or the underwriter or underwriters of the offering) a copy of the final prospectus or any such amendment thereof or supplement thereto, whichever is most recent, at or prior to the written confirmation of the sale of the securities by such underwriter or underwriters to such person if there would have been no liability if the final prospectus or any such amendment thereof or supplement thereto had been delivered. If requested by the Company in connection with each Demand Registration, Shelf Registration or Piggy-back Registration effected by the Company hereby, the NASD also agrees, to the extent permitted by applicable law, to indemnify any underwriters of Registrable Shares, their officers and directors and each person who controls, within the meaning of Section 15 of the Securities Act, such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 5.2(a).

               (b) In connection with the Company's obligations pursuant to
Section 6, the NASD agrees to indemnify and hold harmless the Company Indemnified Parties against all Damages insofar as such Damages arise out of or are based upon (i) any of the Company's or the NASD's actions taken or omitted pursuant to Section 6, (ii) the allocation of shares of Common Stock to Eligible Members (as defined in Section 6.2) as contemplated by
Section 6, and (iii) an Approval Failure (as defined in Section 6.4), in each case in the absence of gross negligence, willful misconduct or bad faith on the part of the Company.

         5.3 Notice of Claim Triggering an Indemnity; Waiver. Promptly after the receipt of notice of the commencement of any action, proceeding, claim or investigation or other similar event against any party entitled to indemnity under Section 5.1 or Section 5.2 (an "Indemnified Party") in respect of which indemnity may be sought from any other party (an "Indemnifying Party") on account of an indemnity agreement contained in
Section 5.1 or Section 5.2 (an action triggering the liability under Section 5.1 or Section 5.2, an "Action"), the Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof. The failure of any Indemnified Party to notify an Indemnifying Party of any Action shall not relieve the Indemnifying Party from any liability in respect of such Action, unless and to the extent the failure to provide prompt notice materially prejudices the Indemnifying Party in its ability to defend against or settle such Action. If any Action is brought against any Indemnified Party and the Indemnified Party notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and to assume the defense of the Action (the "Assumed Action") with counsel reasonably satisfactory to the Indemnified Party. Upon any such assumption of defense, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses that the Indemnified Party subsequently incurs in connection with the Assumed Action, other than reasonable costs of investigation; however, if the Indemnified Party has a reasonable basis to believe and does in fact believe that its interests in such Assumed Action conflict with those of the Indemnifying Party, then the Indemnified Party may so notify the Indemnifying Party and the Indemnifying Party will remain liable to the Indemnified Party for reasonable legal expenses that the Indemnified Party incurs for one counsel in connection with the Assumed Action. The Indemnifying Party may not compromise or settle any Assumed Action without the prior written consent of the Indemnified Party, unless such settlement or compromise releases and forever holds harmless the Indemnified Party from all Damages and any culpability in connection with or arising out of the Assumed Action. The Indemnified Party may not compromise or settle any Action without the prior written consent of the Indemnifying Party.

         5.4 Contribution. To provide for contribution in circumstances in which the indemnification provided for in Section 5.1 or Section 5.2 is for any reason held to be unavailable from the Indemnifying Party, after deducting any Damages which the Indemnifying Party has otherwise been required to pay in connection with the matter for which indemnification was unavailable, including from persons who control, within the meaning of
Section 15 of the Securities Act, either the Company or the NASD, officers of the Company who signed the registration statement, and directors of the Company, the Company and the NASD shall each contribute to the aggregate Damages of the nature contemplated by the indemnification provisions set forth in Section 5.1 and Section 5.2 (including any investigation, legal, and other expenses incurred in connection with and any amount paid in settlement of any action, suit, proceeding or asserted claims) to which either the Company or the NASD may be subject. The Company and the NASD each shall contribute an amount that shall reflect the relative fault of the Company on the one hand and the NASD on the other hand as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the Damages referred to above shall be deemed to include, subject to the limitations set forth in Section 5.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro-rata allocation or by any other method of allocation that does not take into account the considerations referred to in the immediately preceding paragraph. Notwithstanding the foregoing provisions of this Section 5.4, in accordance with Section 11(f) of the Securities Act, the NASD shall not be required to contribute any amount in excess of the amount by which the total price at which Registrable Shares of the NASD were offered to the public (net of all underwriting discounts and commissions) exceeds the amount of any damages the NASD has otherwise been required to pay by reason of such untrue statement or omission, and no person guilty of fraudulent misrepresentation shall be entitled to obtain contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5.4, each person, if any, who controls, within the meaning of
Section 15 of the Securities Act, the Company or the NASD, each officer of the Company who shall have signed the registration statement, and each director of the Company or any of the NASD shall have the same rights to contribution as the Company or the NASD, subject in each case to the provisions of the preceding sentence.

         6. Allocation of Common Stock to NASD Members.

         6.1 Notice of IPO. The Company shall provide written notice to the NASD of its intention to file a registration statement for an IPO with the Commission (the "IPO Notice") not less than 21 days before the anticipated filing date.

         6.2 Allocation. Within 21 days of receipt of the IPO Notice or such later date as the parties hereto may agree, the NASD shall provide the Company with irrevocable written instructions (the "Directed Share Instructions") as to the identity of the members of the NASD that shall be entitled (the "Eligible Members") to participate in a directed share subscription program in respect of an aggregate of up to 10,295,403 shares of Common Stock (the "Eligible Shares") as part of the IPO (the "Directed Share Program"), which instructions shall include the number of Eligible Shares to be offered by the Company to each Eligible Member in the IPO. The Company will cooperate in good faith with the NASD to correct any errors in the Directed Share Instructions timely brought to the attention of the Company. Upon receipt of the Directed Share Instructions, the Company agrees to provide, and agrees to cause the managing underwriter of the IPO to provide, the Eligible Members the right to subscribe in the IPO for such Eligible Member's number of Eligible Shares as provided in the Directed Share Instructions at the IPO price per share less the underwriting discount per share.

         6.3 Terms. The parties hereto agree that the Directed Share Program shall be undertaken in accordance with customary terms and conditions of the managing underwriter of the IPO for similar programs. In connection with the foregoing, it is expected that, prior to the pricing of the IPO, each of the Eligible Members will be furnished with a preliminary prospectus and will be asked to indicate whether such Eligible Member has an interest in purchasing its allocated portion of Eligible Shares in the IPO. After the IPO registration statement has been declared effective under the Securities Act, Eligible Members will be asked to confirm their intention to purchase their portion of the Eligible Shares. In the event any Eligible Member does not elect to purchase its Eligible Shares in the IPO, such shares shall not be available for reoffering to other Eligible Members in the Directed Share Program. It is expected that Eligible Members that choose to participate in the Directed Share program will be restricted from undertaking any offer, sale, assignment, pledge or other disposition or distribution, or entering into any agreement with respect thereto, of any Eligible Shares purchased in the IPO for some period of time after consummation of the IPO (not to exceed 360 days), as determined by the Company in consultation with the managing underwriter of the IPO. In order to participate in the Directed Share Program, each Eligible Member will be required to complete and execute all questionnaires, powers of attorney, agreements and other documents reasonably required under the terms of the underwriting arrangements entered into in connection with the IPO.

         6.4 Required Approvals. The Company's obligations pursuant to this
Section 6 shall be subject to the Company and the NASD obtaining all consents or approvals of any governmental, regulatory or self-regulatory body or agency that are required in connection with the offering of Eligible Shares to the Eligible Members pursuant to this Section 6 (each, a "Required Approval"). The Company and the NASD shall use all reasonable efforts to obtain the Required Approvals. In the event any Required Approval cannot be obtained during the period ending 45 days subsequent to the date of the filing of the registration statement (an "Approval Failure"), the Company's obligations to offer the Eligible Shares to the Eligible Members shall terminate and the Company shall have no further obligation or liability pursuant to this Section 6.

         6.5 Taking of Action. Notwithstanding the provisions of this
Section 6, the Company has no obligation to undertake an IPO and may withdraw, without the consent of the NASD or any Eligible Member, any registration statement that the Company had filed in connection with an IPO and abandon the proposed offering of Eligible Shares contemplated by this
Section 6; provided, that the Company's and the NASD's obligations under this Section 6 shall be deemed to apply to an IPO initiated by the Company subsequent to such withdrawal.

         6.6 Cooperation; Expenses. The NASD shall (i) cooperate with the Company and use its reasonable best efforts to take all such actions and provide all reasonable information as may be necessary in connection with the Company's obligations pursuant to this Section 6, and (ii) promptly reimburse the Company for one-half of all reasonable expenses incurred in connection with the Company's obligations pursuant to this Section 6.

         6.7 Effectiveness. The duties and obligations of the Company pursuant to this Section 6 are conditioned upon and shall only become effective concurrently with the consummation of the Stage Two Closing (as defined in the Purchase Agreement). Until such date and time as this
Section 6 becomes effective in accordance with the terms hereof, neither party shall have any right, privilege, duty or obligation pursuant to this
Section 6.

         7. Tag-Along Right.

         7.1 NASD Tag-Along Right.

               (a) Subject to Section 7.1(b), if prior to the consummation of the IPO, the Company proposes to sell shares of Common Stock for cash in a transaction or series of related transactions not subject to the registration requirements of the Securities Act (collectively, the "Private Shares"), then the Company shall give written notice to the NASD of each such proposed sale (the "Tag-Along Notice") at least 15 days prior to the proposed sale. The Tag-Along Notice shall specify the proposed purchaser(s), the number of Private Shares to be sold, the price per share to be received therefor and the place and date on which the sale is to be completed.

               (b) Notwithstanding Section 7.1(a), the Company shall not be required to give a Tag-Along Notice and the NASD shall not have any tag-along rights pursuant to Section 7.1(a) if (i) the aggregate purchase price of the shares being sold by the Company in such private transaction or series of related transactions is less than $10,000,000, (ii) the Company and the NASD agree in writing for the Company to acquire from the NASD a number of Shares equal to the number of shares of Common Stock that the NASD would otherwise have been entitled pursuant to Section 7.1(a) to include in such private sale prior to commencement of such sale by the Company, (iii) such sale is in connection with a joint venture, strategic alliance or other similar arrangement involving the Company, in any such case the primary purpose of which is not to raise capital and the consideration involved in such transaction is not predominantly comprised of cash, in each case as determined in good faith by the Board of Directors of the Company; provided, however, the parties agree that any such transaction that involves cross-shareholdings obtained through substantially similar cash investments shall not be deemed primarily to raise capital or to predominantly involve cash consideration, or (iv) any issuance of shares of Common Stock (or securities exercisable for or convertible into shares of Common Stock) by the Company pursuant to equity plans or arrangements for employees, officers, directors or consultants, or pursuant to warrants or convertible subordinated debentures outstanding on the date hereof.

               (c) The Tag-Along Notice shall constitute the Company's offer (the "Tag-Along Offer") to include in the proposed sale a number of Shares designated by the NASD, not to exceed the number of Shares equal to the product of (x) the number of the Shares then held by the NASD and (y) a fraction with a numerator equal to the number of Private Shares to be sold as indicated in the Tag-Along Notice and a denominator equal to the number of outstanding shares of Common Stock. If the NASD wishes to include Shares in the proposed sale in accordance with the terms of this Section 7, it shall so notify the Company (such notice, an "Acceptance Notice") not more than seven days after the date of the Tag-Along Notice and shall indicate the number of Shares, subject to the foregoing, intended to be sold by the NASD pursuant to the Tag-Along Offer (the "Included Shares"). The Tag-Along Offer shall be conditioned upon the Company's sale of shares of Common Stock pursuant to the transactions contemplated in the Tag-Along Notice with the purchaser(s) named therein. An Acceptance Notice shall constitute the NASD's agreement to sell to the prospective purchaser(s) the Included Shares as set forth in such Acceptance Notice. In addition, an Acceptance Notice shall include
(i) a written undertaking of the NASD to deliver, at least three business days prior to the expected date of the consummation of such sale or other disposition to the prospective purchaser(s) as indicated in the Tag-Along Notice, such documents as shall be reasonably required to transfer the Included Shares to the prospective purchaser(s) pursuant to the Tag-Along
Offer and (ii) a limited power-of-attorney authorizing the Company to transfer such Included Shares to the prospective purchaser(s) pursuant to the terms of the Tag-Along Offer. If the NASD does not deliver an Acceptance Notice to the Company in accordance with the provisions of this
Section 7.1, the NASD shall be deemed to have irrevocably rejected the Tag-Along Offer.

               (d) If the NASD has delivered an Acceptance Notice, the Company shall reduce to the extent necessary the number of Private Shares it otherwise would have sold in the proposed sale so as to permit the NASD to sell the number of Included Shares and the Company and the NASD shall sell the applicable shares to the proposed purchaser(s) in accordance with the terms of such sale set forth in the Tag-Along Notice; provided, however, that if the Company shall be unable to sell the aggregate number of shares that the NASD and the Company have elected to sell pursuant to the Tag-Along Right at the price per share set forth in the Tag-Along Notice, then the number of Private Shares to be sold by the Company, on the one hand, and of Included Shares to be sold by the NASD, on the other hand, shall be reduced ratably to the extent necessary to reduce the number of shares to be included in such sale to the maximum number of shares the Company can sell at such price.

               (e) The NASD shall bear its pro rata share of the reasonable expenses incurred by the Company in connection with any sales of Private Shares that the NASD participates in pursuant to the terms of this Section 7.1.

               (f) The tag-along rights pursuant to this Section 7.1 shall terminate automatically upon the consummation of the IPO.

         7.2 Compliance with Applicable Law. The exercise of the Tag-Along Right set forth in this Section 7 and the completion of any offer, sale, pledge, transfer or other disposition or distribution (or agreement with respect to any of the foregoing) of Shares contemplated hereunder shall be subject to compliance with all applicable laws.

         8. Miscellaneous.

         8.1 Specific Performance. The Company and the NASD agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or equity.

         8.2 Amendments and Waivers. No failure or delay on the part of any party in exercising any rights, power or privilege hereunder shall operate as a waiver thereof. Any waiver of any right or default hereunder will be effective only in the instance given and will not operate as or imply a waiver of any other or similar right or default on any subsequent occasion. No waiver, modification or amendment of this Agreement or of any provision hereof will be effective unless in writing and signed by the party against whom such waiver, modification or amendment is sought to be enforced.

         8.3 Notices. Any notice required or permitted by this Agreement must be in writing and must be sent by facsimile, by nationally recognized overnight courier, or mailed by U.S. registered or certified mail, addressed to the other party at the address below or to such other address for notice (or facsimile number, in the case of a notice by facsimile) as a party gives the other party written notice of in accordance with this
Section 8.3. Any such notice will be effective as of the date of receipt:

                  Mailed notices should be addressed as follows:

                  (i)      If to the Company, to:

                           The Nasdaq Stock Market, Inc.
                           One Liberty Plaza
                           New York, New York 10006
                           Attention: General Counsel
                           Facsimile: (212) 858-5150

                  (ii)     If to the NASD, to:

                           National Association of Securities Dealers, Inc. 1735 K Street, N.W.
                           Washington, DC  20006
                           Attention: General Counsel
                           Facsimile: (202) 728-8075

         8.4 Successors and Assigns. Except as otherwise provided herein, the registration rights granted to the NASD under this Agreement shall be transferable following consultations with the Company in good faith prior to any such transfer, taking into account the circumstances of such proposed transfer (each person with respect to which a valid transfer has been made, being referred to as a "Permitted Transferee"); provided, however, (i) that the assignment of registration rights under this Agreement with respect to the Registrable Expired Warrant Shares and the Registrable Common Shares shall be to no more than a total of four trans-ferees, (ii) that the assignment of registration rights under this Agreement with respect to the Registrable Preferred Shares shall be to one transferee, (iii) without the prior written consent of the Company, which may be withheld in its sole discretion, all registration rights shall be non-transferable to NASD Regulation, Inc., another regulator of the securities markets, another securities exchange, alternative trading system, electronic communications network, any Competitor (as defined in Section 8.10), or any Affiliate (as defined in Section 8.10) of the foregoing and (iv) that any Permitted Transferee shall have executed and delivered to the Company an instrument confirming that such Permitted Transferee agrees to be bound by the terms of this Agreement applicable to the transferor, whereupon such transferee shall be subject to the terms and conditions of this Agreement as if such transferee were the NASD. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Neither this Agreement nor any provision hereof shall be construed so as to confer any right or benefit upon any person (including the Eligible Members) other than parties to this Agreement and their respective successors and permitted assigns. Notwithstanding anything to the contrary herein, the NASD may not assign (including by operation of law or otherwise) its rights, duties and obligations pursuant to Section 7,
Section 6 or any provision of Section 5 relating to Section 6. Any attempted assignment in contravention of this Section 8.4 shall be null and void.

         8.5 Counterparts. This Agreement may be signed in one or more counterparts, and all signed copies of this Agreement will together constitute one original of this Agreement.

         8.6 Headings. The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

         8.7 Governing Law; Jurisdiction. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of New York applicable to contracts executed and performed within the State of New York. Each of the Company and the NASD hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 8.3 (or to such other address for notice that such party has given the other party written notice of in accordance with Section 8.3) shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or of the United States of America in each case located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

         8.8 Severability. Any provision of this Agreement that is held by a court of competent jurisdiction to violate applicable law shall be limited or nullified only to the extent necessary to bring this Agreement within the requirements of such law.

         8.9 Entire Agreement. This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes other prior agreements and understandings between the parties both oral and written regarding such subject matter.

         8.10 Certain Definitions; Interpretation. For purposes of this
Agreement:

         "Affiliate" of any person means any other person directly or indirectly controlling, controlled by or under common control with such person. For the purposes of this definition, "control" when used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Competitor" shall mean any person that is principally engaged in transaction services, market information services, or issuer services related to securities trading on an exchange or similar market.

         "person" shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

         "Registrable Common Shares" shall mean the Shares or any other equity securities of the Company or any successor of the Company (whether by merger, consolidation or otherwise) which may be issued in respect of, in exchange for, in substitution of, or as a distribution on, the Shares, until in the case of any such share (i) it has been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective registration statement under the Securities Act, (ii) it has been transferred pursuant to a transaction exempt from registration under the Securities Act, other than to a Permitted Transferee or (iii) it may be transferred by a holder without registration pursuant to Rule 144 under the Securities Act or any successor rule without being restricted by the volume limitation contained in such rule. For the avoidance of doubt, any Shares purchased by the Company shall no longer be deemed to be Registrable Common Shares.

         "Registrable Expired Warrant Shares" shall mean the Expired Warrant Shares or any other equity securities of the Company or any successor of the Company (whether by merger, consolidation or otherwise) which may be issued in respect of, in exchange for, in substitution of, or as a distribution on, the Expired Warrant Shares, until in the case of any such share (i) it has been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective registration statement under the Securities Act, (ii) it has been transferred pursuant to a transaction exempt from registration under the Securities Act, other than to a Permitted Transferee or (iii) it may be transferred by a holder without registration pursuant to Rule 144 under the Securities Act or any successor rule without being restricted by the volume limitation contained in such rule.

         "Registrable Shares" shall mean collectively the Registrable Common Shares, Registrable Preferred Shares, the Registrable Warrant Shares and the Registrable Expired Warrant Shares.

         "Registrable Preferred Shares" shall mean the Preferred Shares or any other equity securities of the Company or any successor of the Company (whether by merger, consolidation or otherwise) which may be issued in respect of, in exchange for, in substitution of, or as a distribution on, the Preferred Shares, until in the case of any such share (i) it has been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective registration statement under the Securities Act, (ii) it has been transferred pursuant to a transaction exempt from registration under the Securities Act, other than to a Permitted Transferee or (iii) it may be transferred by a holder without registration pursuant to Rule 144 under the Securities Act or any successor rule without being restricted by the volume limitation contained in such rule.

         "Registrable Warrant Shares" shall mean the Warrant Shares or any other equity securities of the Company or any successor of the Company (whether by merger, consolidation or otherwise) which may be issued in respect of, in exchange for, in substitution of, or as a distribution on, the Warrant Shares, until in the case of any such share (i) it has been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective registration statement under the Securities Act, (ii) it has been transferred pursuant to a transaction exempt from registration under the Securities Act, other than to a Permitted Transferee or (iii) it may be transferred by a holder without registration pursuant to Rule 144 under the Securities Act or any successor rule without being restricted by the volume limitation contained in such rule.

         "Registration Expenses" means all (i) registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of a qualified independent underwriter, if any, counsel in connection therewith and the reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company,
(vi) customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) fees and expenses of listing or quoting the Registrable Shares on a securities exchange or on the Nasdaq National Market System or inter-dealer quotation system, (ix) rating agency fees,
(x) reasonable fees and expenses of counsel for the underwriter(s), (xi) reasonable fees and expenses of the underwriter(s) (excluding discounts or commissions relating to the distribution of the Registrable Shares), (xii) out-of-pocket expenses of the Company (including the expenses of any "roadshow" or similar marketing activity undertaken in connection with the distribution of the Registrable Shares) and (xiii) reasonable fees and expenses of one counsel for the NASD, it being understood that the Company shall have the right, with reasonable advance notice, to review the applicable records of the NASD in order to verify any amounts previously invoiced or reported pursuant this clause (xiii) and, in the event such review reveals that the amounts so invoiced or reported are 20 percent or greater than determined by such review, the NASD shall reduce the applicable invoice or reimburse the entire amount of the discrepancy.

         In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.


         IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.


                                         THE NASDAQ STOCK MARKET, INC.


                                         By: /s/ Edward S. Knight
                                            ---------------------------------
                                            Name:  Edward S. Knight
                                            Title: Executive Vice President
                                                   and General Counsel


                                         NATIONAL ASSOCIATION OF SECURITIES
                                         DEALERS, INC.


                                         By: /s/ Douglas Shulman
                                            ---------------------------------
                                            Name:  Douglas Shulman
                                            Title: Executive Vice President